Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-158161) and Forms S-8 (Nos. 333-84982, 333-84980, 333-157097, 333-42070, 333-42072) of Royal Caribbean Cruises, Ltd. of our report dated February 23, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Miami, Florida

February 23, 2010